CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 12, 2014, with respect to the consolidated financial statements of NewBridge Bancorp and Subsidiary as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated herein by reference.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

April 24, 2014